                         NOTICE OF GUARANTEED DELIVERY

            OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                                  ECHLIN INC.
                                      FOR
                          $12.00 NET PER SHARE IN CASH
                                      AND
                          0.4796 SHARE OF COMMON STOCK
                                       OF

                                SPX CORPORATION
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


As set forth in "The Offer -- Procedure for Tendering" in the Prospectus/Offer to Exchange, dated April 28, 1998 (the "Prospectus"), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if (i) certificates for common shares, par value $1.00 per share (the "Shares") of Echlin Inc., a Connecticut corporation (the "Company"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of June 21, 1989, as amended (the "Rights Agreement"), between the Company and The Connecticut Bank and Trust Company, N.A., as Rights Agent, are not immediately available; (ii) if the certificates and all other required documents cannot be delivered to the Exchange Agent (as defined in the Letter of Transmittal) prior to the Expiration Date (as defined in the Prospectus); or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand, or transmitted by telegram, facsimile transmission or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution (as defined in the Prospectus). See "The Offer -- Procedure for Tendering" in the Prospectus.


                      The Exchange Agent for the Offer is:
                              The Bank of New York

           By Mail:                 Facsimile Transmission:      By Hand or Overnight Courier:
       Tender & Exchange          (For Eligible Institutions           Tender & Exchange
          Department                         Only)                        Department
        P.O. Box 11248                  (212) 815-6213                101 Barclay Street
     Church Street Station         For Information Telephone      Receive and Deliver Window
      New York, New York                (800) 507-9357             New York, New York 10286
          10286-1248

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH GUARANTEE SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


     The undersigned hereby tenders to SPX Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated
April 28, 1998, and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares (and associated Rights) shown below pursuant to the guaranteed delivery procedures set forth under "The Offer -- Procedure for Tendering" in the Prospectus.



--------------------------------------------------------------------- Shares

--------------------------------------------------------------------- Rights

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
CERTIFICATE NOS.

FOR SHARES                                                          NAME(S) OF RECORD HOLDER(S)
(IF AVAILABLE)                                     --------------------------------------------
--------------------------------------             --------------------------------------------
--------------------------------------------                             (PLEASE TYPE OR PRINT)
CERTIFICATE NOS.                                                                    ADDRESS(ES)
FOR RIGHTS                                             ----------------------------------------
(IF AVAILABLE)                                     --------------------------------------------
--------------------------------------                                               (ZIP CODE)
--------------------------------------------                          AREA CODE AND TEL. NO.(S)
CHECK THE BOX BELOW IF SHARES AND RIGHTS                                -----------------------
WILL BE TENDERED BY BOOK-ENTRY TRANSFER:           --------------------------------------------
[ ] THE DEPOSITORY TRUST COMPANY                                                   SIGNATURE(S)
ACCOUNT NUMBER                                          ---------------------------------------
----------------------------------                 --------------------------------------------
                                                                                          DATED
                                                      ----------------------------------------,
                                                                                           1998

                     THE GUARANTEE BELOW MUST BE COMPLETED.
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, guarantees
(a) that the above named person(s) has (have) a "net long position" in the Shares (and Rights, if applicable) tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) to deliver to the Exchange Agent, at one of its addresses set forth above, certificates representing the Shares (and Rights, if applicable) tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares (and Rights, if applicable) into the Exchange Agent's account at The Depository Trust Company with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile copy thereof), or an Agent's Message (as defined in the Prospectus) in the case of book-entry transfer, and any other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange, Inc. trading days after the date hereof.

NAME OF FIRM                                       --------------------------------------------
-------------------------------------              (AUTHORIZED SIGNATURE)
                                                   TITLE
ADDRESS                                            --------------------------------------------
--------------------------------------------       NAME
--------------------------------------------       --------------------------------------------
(ZIP CODE)                                         (PLEASE TYPE OR PRINT)
AREA CODE AND TEL. NO.                             DATED
---------------------------                        ----------------------------------------,
                                                   1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES (AND RIGHTS, IF APPLICABLE) WITH THIS
      NOTICE. SHARE CERTIFICATES (AND RIGHTS CERTIFICATES, IF APPLICABLE) SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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